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Exhibit 99.3

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Apartment Investment and Management Company (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul J. McAuliffe, as Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

        (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PAUL J. MCAULIFFE
Paul J. McAuliffe Executive Vice President and Chief Financial Officer March 7, 2003

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit 99.3